Exhibit 21.1

Subsidiaries of Fossil, Inc.
as of January 5, 2008

Name of Subsidiary	Place of Incorporation	Parent Company	Percent Ownership
Fossil Intermediate, Inc.	Delaware	Fossil, Inc.	100

Fossil Stores I, Inc.	Delaware	Fossil, Inc.	100

Arrow Merchandising, Inc.	Texas	Fossil, Inc.	100

Fossil Canada, Inc.	Canada	Fossil, Inc.	100

Fossil Europe B.V.	The Netherlands	Fossil, Inc.	100

Fossil Austria GmbH	Austria	Fossil Europe, B.V.	100

Fossil Japan, K.K.	Japan	Fossil, Inc.	100

Fossil Holdings, LLC	Delaware	Fossil, Inc.	100

Fossil Holdings (Gibraltar) Ltd.	Gibraltar	Fossil, Inc.	100

Fossil (Gibraltar) Ltd.	Gibraltar	Fossil Holdings (Gibraltar) Ltd.	100

Fossil International Holdings, Inc.	Delaware	Fossil, Inc.	100

Fossil Mexico, S.A. de C. V.	Mexico	Fossil International Holdings, Inc.	51

Servicios Fossil Mexico, S.A. de C.V.	Mexico	Fossil International Holdings, Inc.	51

Fossil (East) Limited	Hong Kong	Fossil Holdings (Gibraltar) Ltd.	100

Fossil Partners, L.P.	Texas	Fossil Trust/Fossil, Inc.	99/1

Swiss Technology Holding GmbH	Switzerland	Fossil, Inc.	100

Fossil Trust	Delaware	Fossil Intermediate, Inc.	100

Fossil Holding LLC Luxembourg, SCS	Luxembourg	Fossil, Inc.	100

Fossil Luxembourg, Sarl	Luxembourg	Fossil Holding LLC Luxembourg, SCS	100

Pulse Time Center Company, Ltd.	Hong Kong	Fossil (East) Limited	90

Fossil (Asia) Ltd	Hong Kong	Fossil (East) Limited	100

Fossil Singapore Ptd Ltd.	Singapore	Fossil (East) Limited	100

FDT, Ltd. (Design Time, Ltd.)	Hong Kong	Fossil (East) Limited	51

Fossil (Australia) Pty Ltd.	Australia	Fossil (East) Limited	100

Fossil (New Zealand) Ltd.	New Zealand	Fossil (Australia) Pty Ltd.	100

Fossil Time Malaysia Sdn. Bhd.	Malaysia	Fossil (East) Limited	100

Fossil Industries Ltd.	Hong Kong	Fossil (East) Limited	100

Fossil Trading (Shanghai) Company Ltd.	China	Fossil (East) Limited	100

Fossil (Asia) Holding Ltd.	Hong Kong	Fossil (East) Limited	100

Fossil Europe GmbH	Germany	Fossil Europe B.V.	100

Fossil Italia, S.r.l.	Italy	Fossil Europe B.V.	100

Gum, S.A.	France	Fossil Europe B.V.	100

Fossil Spain, S.A.	Spain	Fossil Europe B.V.	50

Fossil U.K. Holdings Ltd.	United Kingdom	Fossil Europe B.V.	100

Fossil European Services Co, GmbH	Germany	Fossil Europe B.V.	100

Fossil Swiss No Time GmbH	Switzerland	Fossil Europe B.V.	100

Fossil Swiss X Time GmbH	Switzerland	Fossil Europe B.V.	100

In Time - Portugal	Portugal	Fossil Spain, S.A.	100

Fossil U.K. Ltd.	United Kingdom	Fossil U.K. Holdings Ltd	100

Fossil Stores U.K. Ltd.	United Kingdom	Fossil U.K. Ltd.	100

Montres Antima SA	Switzerland	Swiss Technology Holding GmbH	100

Fossil Group Europe, GmbH	Switzerland	Swiss Technology Holding GmbH	100

Fossil France SA	France	Gum, SA	100

Logisav SARL	France	Fossil France SA	100

Trotime Espana SL	Spain	Fossil France SA	51

Fossil Retail Stores (Australia) Pty. Ltd	Australia	Fossil (Australia) Pty Ltd.	100

Fossil Management Services Pty. Ltd.	Australia	Fossil (Australia) Pty Ltd.	100

Fossil Scandinavia AB	Sweden	Fossil Europe B.V.	100

Fossil Norway AS	Norway	Fossil Scandinavia AB	100

Fossil Denmark AS	Denmark	Fossil Scandinavia AB	100

Fossil Stores France SAS	France	Fossil France S.A.	100

Fossil Stores S.r.l.	Italy	Fossil Italia S.r.l.	100

Fossil (Korea) Ltd.	Korea	Fossil (East) Limited	100

Fossil (Macau) Limited	Macau	Fossil (Asia) Ltd.	100

Fossil India Private Ltd.	India	Fossil (East) Limited	100